Exhibit 99.1
Benson Hill Confirms Receipt of Preliminary, Non-Binding Indication of
Interest from Argonautic

ST. LOUIS, MO – June 27, 2024 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a seed innovation company, today confirmed that it has received a preliminary, non-binding indication of interest from Argonautic Ventures Master SPC (“Argonautic”), on behalf of itself and other co-investors (collectively, the “Investor Group”), to acquire all of the outstanding shares of common stock of the Company not owned by the Investor Group or their affiliates for $0.2236 per share in cash. The indication of interest states that the Investor Group and their affiliates currently own approximately 16% of the outstanding shares of common stock of the Company and that the composition of the Investor Group may change.
The terms of any potential agreement between Benson Hill and Argonautic, or any other members of the Investor Group, would be contingent on certain conditions, including completion of a due diligence review and the negotiation of definitive transaction documents.
Benson Hill’s Board of Directors has formed a special committee of independent directors (the “Transaction Committee”) to review certain strategic alternatives. The Transaction Committee will carefully evaluate the indication of interest within the context of the Company’s ongoing review of strategic alternatives. The Transaction Committee has retained Piper Sandler & Co. as its financial advisor and Foley Hoag LLP as its legal advisor.
No assurance can be given that the Transaction Committee or the Company will pursue a definitive transaction with respect to the indication of interest or any other potential transaction, or that any such transaction or other potential transaction will eventually be consummated. Benson Hill does not intend to make further announcements about any alternative that may be under evaluation unless and until Benson Hill’s Board of Directors and/or the Transaction Committee has approved a specific transaction or otherwise determines that further disclosure is appropriate or necessary.
About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or on X, formerly known as Twitter, at @bensonhillinc.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements include statements relating to management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, among other things, statements regarding: the potential transaction described above and the Company’s ongoing review of its business and strategic alternatives; potential changes to the Investor Group; any conditions to any transaction; the occurrence or results of any due diligence review; and the negotiation of definitive transaction documents. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the potential development of more favorable alternatives available to the Company; uncertainty as to the pricing, timing or terms of any transaction with Argonautic or any other member of the Investor Group, or any other alternative transactions or other strategic opportunities; the risk that the Transaction Committee will not recommend any transaction with Argonautic or any other member of the Investor Group; the potential inability of parties to reach agreement on definitive terms within a reasonable period; changes in the price of the Company’s common stock; any material adverse or favorable development with respect to the Company’s business; potential loss of interest by the Investor Group; lack of, or unanticipated challenges to, the financing of any transaction; and potential contractual, legal or other obstacles to the consummation of any transaction; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to timely consummate any strategic transaction, raise additional financing, improve its liquidity position, or continue as a going concern. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com
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